UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 21, 2016

GREAT BASIN SCIENTIFIC, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36662	83-0361454
(State or other jurisdiction of incorporation)	Commission File Number)	(IRS Employer Identification No.)

2441 South 3850 West, Salt Lake City, UT

(Address of principal executive offices)

84120

(Zip code)

(801) 990-1055

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sale of Equity Securities.

As disclosed previously, Great Basin Scientific, Inc. (the “Company”) sold 2,724,000 units (“Units”) pursuant to a prospectus dated February 25, 2015 (the “Prospectus”) contained in the Company’s registration statement on Form S-1 (File No. 333-201596) (the “Registration Statement”), as supplemented. Each Unit consisted of one share of Series E Convertible Preferred Stock and eight Series C Warrants. Each share of Series E Convertible Preferred Stock is convertible into four shares of common stock of the Company (“Common Stock”) at the option of the holder. The Series C Warrants may be exercised for cash at an exercise price of $2.55 or on a cashless basis pursuant to a formula disclosed in the Prospectus. In the event of a cashless exercise, the Company has the right to settle such an exercise through the issuance of shares of Common Stock or through a cash payment.

The Series E Convertible Preferred Stock and Series C Warrants became convertible or exercisable, respectively, on August 25, 2015.

Since the date of our last report dated January 20, 2016, we have issued shares of Common Stock pursuant to conversions of Series E Convertible Preferred Stock and cashless exercises of Series C Warrants. We did not receive any compensation for the conversions and cashless exercises. In each case, the conversion of Series E Convertible Preferred Stock and the cashless exercise of Series C Warrants was conducted pursuant to the terms thereof as described in the Prospectus and the Registration Statement under the heading “Description of Capital Stock – Description of Securities We Are Offering” and were exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 3(a)(9) thereof. As the Series E Preferred Shares and the Series C Warrants which were exchanged for shares of Common Stock pursuant to Section 3(a)(9) were registered pursuant to the Registration Statement, the shares of Common Stock are not “restricted securities” as defined under Rule 144 under the Securities Act.

On January 21, 2016, the Company received cashless exercise requests to exercise 1,129,518 Series C Warrants. Of these, 1,416 were settled in cash and 1,128,102 were exercised via the cashless exercise provision in the warrant resulting in the issuance of 12,711,387 shares of Common Stock. The Company also received requests to convert 116,620 shares of Series E Preferred Stock resulting in the issuance of 7,775 shares of common stock.

On January 21, 2016 at 5:00 PM New York time, 92,069 Series C Warrants remained unexercised and were automatically deemed to be exercised pursuant to the cashless exercise provision in the warrant resulting in 1,029,291 shares of common stock to be issued. The shares of common stock will be delivered upon surrender of the unexercised Series C Warrants. The issue of shares of common stock upon the automatic cashless exercise of the Series C Warrants was conducted pursuant to Section 3(a)(9) of the Securities Act.

As of January 21, 2016, there are 74,490,039 shares of Common Stock issued and outstanding and 1,029,291 shares of Common Stock to be delivered pursuant to the mandatory exercise of the unexercised Series C Warrants. Upon surrender of all 92,069 Series C Warrants and the delivery of the 1,029,291 shares of Common Stock, the Company will have 75,519,330 shares of Common Stock issued and outstanding. In addition, approximately 120.2 million shares are reserved for the convertible note, related Series D Warrants and other derivative securities resulting in approximately 4.3 million shares available for issuance.

As of January 21, 2016, there are 88,347 shares of Series E Convertible Preferred Stock outstanding (each 60 shares of Series E Convertible Preferred Stock are convertible into four shares of common stock). There are no Series C Warrants or Unit Purchase Options outstanding.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREAT BASIN SCIENTIFIC, INC.

Date: January 21, 2016	By:	/s/ Ryan Ashton
Ryan Ashton
President and Chief Executive Officer